As filed with the Securities and Exchange Commission on May 11, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MOTOROLA, INC.
(Exact name of issuer as specified in its charter)

Delaware	36-1115800
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1303 East Algonquin Road, Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)
Motorola Omnibus Incentive Plan of 2006, as amended
Motorola Employee Stock Purchase Plan of 1999, as amended
(Full Title of the Plan)
David W. Devonshire, Executive Vice President, Treasurer
1303 East Algonquin Road, Schaumburg, Illinois 60196
(Name and Address of agent for service)
(847) 576-5000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price	Offering	Registration
Registered	Registered (1)	Per share (2)	Price (2)	Fee (2)
Motorola, Inc. Common Stock ($3 Par Value)(3)(4)	50,682,607 shares	$17.99	$911,780,099.93	$27,991.65

(1)	Plus an indeterminate number of additional shares that may be issued if the anti-dilution adjustment provisions of the plans become operative.

(2)	Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) and (h)(1), on the basis of the average of the high and low reported sales price of the registrant’s Common Stock on the New York Stock Exchange — Composite Tape on May 7, 2007.

(3)	Includes an indeterminate number of interests related to the Common Stock to be issued under the Motorola Omnibus Incentive Plan of 2006, all of which are generally nontransferable, including stock options and stock equivalents.

(4)	50,000,000 of these shares are authorized to be issued under the Motorola Employee Stock Purchase Plan of 1999, as amended and 682,607 of these shares are authorized to be issued under the Motorola Omnibus Incentive Plan of 2006, as amended.

The contents of Registration Statement No. 333-133736 on Form S-8 are incorporated herein by reference.
PART I — INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.
PART II — INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
     Reference is made to the Exhibit Index.
Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Schaumburg, State of Illinois, on the 10th day of May, 2007.

MOTOROLA, INC.
By:	/s/ David W. Devonshire
David W. Devonshire
Executive Vice President, Treasurer

POWER OF ATTORNEY
     Each of the undersigned hereby constitutes and appoints Edward J. Zander, Thomas J. Meredith and Steven J. Strobel, and each of them, with full power of substitution and resubstitution, as attorneys for him or her and in his or her name, place and stead, and in any and all capacities, to execute and file any amendments, supplements or statements with respect to this Registration Statement, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as he or she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney, or any of them, or their or his substitute or substitutes, may or shall lawfully do, or cause to be done, by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, or amendment thereto, has been signed below by the following persons in the capacities and on the date or dates indicated.

Signature	Title	Date
/s/ Edward J. Zander Edward J. Zander	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 10, 2007

/s/ Thomas J. Meredith Thomas J. Meredith	Acting Chief Financial Officer (Principal Financial Officer)	May 10, 2007

/s/ Steven J. Strobel Steven J. Strobel	Senior Vice President, Corporate Controller (Principal Accounting Officer)	May 10, 2007

/s/ David W. Dorman David W. Dorman	Director	May 10, 2007

/s/ Judy C. Lewent Judy C. Lewent	Director	May 10, 2007

/s/ Thomas J. Meredith Thomas J. Meredith	Director	May 10, 2007

/s/ Nicholas Negroponte Nicholas Negroponte	Director	May 10, 2007

/s/ Samuel C. Scott III Samuel C. Scott III	Director	May 10, 2007

Signature	Title	Date
/s/ Ron Sommer Ron Sommer	Director	May 10, 2007

/s/ James R. Stengel James R. Stengel	Director	May 10, 2007

/s/ Douglas A. Warner III Douglas A. Warner III	Director	May 10, 2007

/s/ John A. White John A. White	Director	May 10, 2007

/s/ Miles D. White Miles D. White	Director	May 10, 2007

EXHIBIT INDEX

Exhibit Number	Description
5	Opinion and consent of Carol H. Forsyte, Corporate Vice President, Corporate and Securities, Motorola, Inc. as to the validity of the securities being issued.

23(a)	The Consent of KPMG LLP.

23(b)	The Consent of Carol H. Forsyte, Corporate Vice President, Corporate and Securities, Motorola, Inc. is included in Exhibit 5.

24	Power of Attorney (included in the signature page of this Registration Statement).